Exhibit 99.2

| INVESTOR PRESENTATION AUGUST 9, 2021 ▪ DRAFTKINGS ( “ DKNG ” ) ACQUISITION OF GOLDEN NUGGET ONLINE GAMING ( “ GNOG ” ) THROUGH AN ALL - STOCK MERGER ▪ COMMERCIAL AGREEMENT WITH GOLDEN NUGGET RETAIL CASINOS, FERTITTA ENTERTAINMENT ( “ FEI ” ) PROPERTIES AND HOUSTON ROCKETS

LEGAL DISCLAIMER

Forward-Looking Statements and Non-GAAP Financial Measures

This presentation, and the accompanying oral presentation, contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, about DraftKings Inc. ("DraftKings", "DKNG", "we", "us" or "our") and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this presentation, including statements regarding guidance, our future results of operations or financial condition, the anticipated effects of the transactions described herein and the likelihood and timing of completion, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and the impact of the COVID-19 pandemic on our business and the economy as a whole, are forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," "forecast," "going to," "intend," "may," "plan," "potential," "predict," "project," "propose", "should," "target," "will," or "would" or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. We caution you that the foregoing may not include all of the forward-looking statements made in this presentation.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this presentation on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic, that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks, uncertainties, and other factors, including those described in our filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC's website at www.sec.gov.

In addition, the forward-looking statements in this presentation relate only to events as of the date on which the statements are made and are based on information available to us as of the date of this presentation. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions or investments (apart from the transaction discussed herein).

This presentation includes certain non-GAAP financial measures. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP").

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| | Resulting synergies of $300M+ in EBITDA expected at maturity from revenue uplift, COGS improvement, marketing efficiency, and corporate overhead scale In addition to the acquisition, entering into a strategic commercial agreement with Golden Nugget Retail Casinos, Landry’s, and the Houston Rockets ; includes access to large customer databases and market access rights TRANSACTION RATIONALE 2 All - stock deal preserves balance sheet strength and enhances the DKNG board with the addition of Tilman J. Fertitta 5 1 Adding GNOG enables greater iGaming market share potential , while being more efficient with marketing ; multiple brands serving different customer segments 2 3 GNOG has very strong live dealer operational capabilities which are difficult to develop and an important and growing part of the iGaming portfolio; DKNG will now have in - house 4 GNOG shareholders benefit by being part of DraftKings due to its competitive advantages, including: leading market position, digital DNA, vertically integrated technology and marketing prowess 6

DEAL BRINGS A NEW iGAMING BRAND, LIVE DEALER CAPABILITIES, AND A SUITE OF ADDITIONAL BENEFITS

Increase iGaming Market Share

- Leverage Golden Nugget brand in dual brand strategy targeting both Sportsbook and iGaming
- Access to Golden Nugget existing online gaming userbase across New Jersey and Michigan

Bring Live Dealer In-House

- DraftKings to operate Golden Nugget Online Gaming's ("GNOG") best-in-class, in-house live dealer operations
- GNOG's live dealer product has been first-to-market in New Jersey (2016) and is currently undergoing major studio expansion

Access to Skins

- Preferred market access rates through existing Golden Nugget Casinos

Leverages Databases

- DraftKings to receive access to the databases of Golden Nugget 24K Club and Landry's Select Club, with 5.5mm+ members, providing a base of customers to complement DraftKings' existing DFS database for new state launches

Launch Integrated Marketing

- Integrations of rewards programs across Golden Nugget and Landry's properties and digital and physical ad inventory

Rebrand Retail Sportsbooks

- Retail sportsbooks at current and future Golden Nugget casinos to be rebranded as DraftKings

Deepen Relationship with Houston Rockets

- Access to assets controlled by the Houston Rockets (e.g., sponsorship, media integration, signage, hospitality)

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| | BENEFITS OF HAVING MULTIPLE BRANDS Combination of online presence and physical properties creates expanded opportunities for customer acquisition Addition of Golden Nugget user base will enhance DraftKings’ reach across diverse customer demographics Combined company has more efficient marketing due to scale, combined capabilities and focused brand strategies DraftKings’ broad market footprint allows GNOG to quickly replicate its iGaming success in NJ and MI in WV, PA and other iGaming states as they come online 4 |

| | RENOWNED NAME IN GAMING RENOWNED NAME IN GAMING 5 (1) Per Houston Business Journal. (2) Per The New York Times. EXCITING COMMERCIAL AGREEMENT WITH A COLOSSAL HOSPITALITY EMPIRE Billion Dollar Buyer was CNBC’s “most watched premiere hour ever” (1) New York Times Best - Selling Author “Fertitta shares the commonsense principles that have rocketed his worldwide hospitality empire to the top” (2) Owner of Houston Rockets RENOWNED NAME IN GAMING BEST - IN - CLASS RESTAURANT PORTFOLIO ICONIC FOUNDER AND CEO

| | MEANINGFUL SYNERGIES ACROSS REVENUE AND COST CATEGORIES 6 EXPECTED SYNERGIES OF $300+ MILLION AT MATURITY Revenue Synergies ▪ Uplift from cross - promotion, with additional synergies from tech (e.g., innovation, time to market), game expansion (e.g., live dealer) and enhanced loyalty programs ▪ Brings Golden Nugget onto DraftKings’ in - house technology and eliminates Golden Nugget third - party platform costs over time ▪ Skins acquired via Golden Nugget - owned properties and existing third - party agreements reduces market access costs in certain states ▪ Leverages our proprietary marketing analytics and scale to optimize customer acquisition strategies ▪ Reduces expenses driven by overlap in corporate functions Elimination of Platform Costs Skin Fee Savings Marketing Efficiency Overhead Reduction

TRANSACTION OVERVIEW

- GNOG shareholders to receive 0.365 DraftKings Class A Common shares for each existing GNOG share
  - Offer price of $18.83 per share based on DraftKings' closing price of $51.59 on August 6
  - Implied equity market valuation of approximately $1.56 billion
- Offer value implies a **7.6x 2022E**(1) revenue multiple for GNOG and represents a **51% premium to 60-day VWAP** as of August 6
- At close, existing DraftKings shareholders will own **93.4%** of the pro forma company(2)
- As part of the combination, DraftKings and Fertitta Entertainment have entered into an extensive commercial agreement, which **provides enhanced market access, database access and integration with retail/restaurants/retail sportsbooks**
- Anticipated closing in Q1 2022

(1) Revenue metrics for multiples calculation per Capital IQ consensus estimates as of 8/6/2021; multiples are prior to transaction expenses.
(2) Reflects Treasury Stock Method (TSM) at current prices. Does not include DraftKings Class B shares, which have no economic or participating rights.

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TRANSACTION BENEFITS FOR FERTITTA ENTERTAINMENT

1. As one of DraftKings' largest shareholders, Fertitta Entertainment / FAST Acquisition (NYSE: FST) will benefit from the **long-term growth prospects** of the combination of DraftKings and GNOG

2. Long-term partnership with DraftKings **diversifies FEI's core gaming and hospitality demographic**

3. Ability for FEI to leverage DraftKings' customer database **to increase traffic flow and profitability** into FEI properties

4. Opportunity for FEI to create a **differentiated sports-oriented DraftKings restaurant** concept within the Landry's network

5. **Accelerates FEI's next stage of growth**

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| APPENDIX

| $696 $1,392 $2,088 $2,784 $3,480 Additional 5% Additional 10% Additional 15% Additional 20% Additional 25% VALUE FROM INCREMENTAL NORTH AMERICA i GAMING MARKET SHARE SCENARIOS, NON - GAAP GROSS REVENUE EACH 5% OF INCREMENTAL i GAMING MARKET SHARE IS WORTH $675MM+ IN GROSS REVENUE AT MATURITY 10 Incremental North American Share (1) Note: Based on $43bn North American iGaming TAM at 100% legalization (i.e. $40bn and $3bn for the U.S. and Canada, respective ly) . Assumes 30% and 64% iGaming legalization, of the U.S. population and Canadian population, respectively. For further details, refer to our public Investor Day presentation (March 2 021 ). Any non - GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial pe rformance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP" ). Source: NJ Department of Gaming Enforcement; U.S. Census Bureau; U.S. Bureau of Economic Analysis. (1) Reflects illustrative incremental share above DraftKings share as illustrated in our public Investor Day presentation (March 202 1). vs. DKNG 2021 Investor Day ($ in millions)

| PRO FORMA ENTERPRISE VALUE BUILD 11 (in millions, except for share prices) GNOG STANDALONE DKNG STANDALONE ISSUED SHARES PRO FORMA TEV Diluted Shares Outstanding (1) 82.861 430.444 30.244 460.688 (x) Share Price (2) $18.83 $51.59 $51.59 Equity Value $1,560 $22,207 $23,767 ( - ) Cash (3) (154) (2,647) (2,800) (+) Debt 139 1,265 1,404 Total Enterprise Value $1,546 $20,825 $22,371 EV / 21E Revenue (4) 11.4x 16.2x EV / 22E Revenue (4) 7.6x 12.4x EV / 23E Revenue (4) 4.9x 9.1x (1) Reflects Treasury Stock Method (TSM) at current prices. Does not include DraftKings Class B shares, which have no economic or pa rticipating rights. (2) Acquisition price for GNOG; as of 8/6/2021 for DKNG. (3) Excludes transaction fees and payments related to shares settlements. (4) Revenue metrics for multiples calculation per Capital IQ consensus estimates as of 8/6/2021; multiples are prior to transacti on expenses.

| PRO FORMA SHARE COUNT BUILD 12 Note: Table does not include DraftKings Class B shares, which have no economic or participating rights. (1) Based on Treasury Stock Method (“TSM”); assumes DKNG share price of $51.59 as of 8/6/2021. (2) Based on TSM; assumes DKNG’s share price of $51.59 as of 8/6/2021 and warrant strike price of $11.50. (3) Based on TSM; assumes DKNG’s share price of $51.59 as of 8/6/2021 and warrant strike price of $31.51. (Shares in thousands) Total Capitalization Existing DKNG Common Shares Outstanding 402,493 Vested Stock Options @ TSM (1) 26,577 Memo: Vested Stock Options 28,334 Existing DKNG Diluted Shares Outstanding (With Vested Stock Options @ TSM) 429,070 DraftKings Outstanding Warrants @ TSM (2) 1,375 Memo: DraftKings Outstanding Warrants 1,769 Existing DKNG Fully Diluted Shares Outstanding (With Vested Stock Options @ TSM) 430,444 DKNG Common Shares issued to GNOG Common Stockholders 28,533 GNOG Warrants as - Converted @ TSM (3) 836 Memo: GNOG Warrants as - Converted 2,147 GNOG Restricted Stock Units 855 Diluted Shares Outstanding (With Vested Stock Options @ TSM) 460,688

| | 13 Source: GN, LLC management. (1) Entering market through a Joint Venture. LAND - BASED GAMING UPSCALE RESTAURANTS CASUAL RESTAURANTS AND OTHER INTEGRATED PLATFORM CREATES COMPETITIVE ADVANTAGES Las Vegas Laughlin Lake Charles Atlantic City Biloxi Illinois (2022) (1)